UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 27, 2008
GENITOPE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50425 (Commission File Number)	77-0436313 (I.R.S. Employer Identification No.)
6900 Dumbarton Circle
Fremont, California 94555
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (510) 284-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated With Exit or Disposal Activities.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Item 2.05.	Costs Associated With Exit or Disposal Activities.
The information set forth under Item 5.02 is incorporated into this Item by reference.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On March 27, 2008, Genitope Corporation (“Genitope” or the “Company”) provided a notice under the federal Worker Adjustment and Retraining Notification Act (the “WARN Act”) to the following six executive officers that each of their employment with Genitope is expected to end on May 26, 2008:
Michael J. Buckley, Ph.D., Vice President, Manufacturing
Thomas DeZao, Vice President Strategic Marketing and Sales
Claude Miller, Vice President, Regulatory Affairs and Sales
H. David Miller, Vice President, Information Technology
Mary Ellen Rybak, M.D., Vice President, Medical Affairs and Chief Medical Officer
Thomas Theriault, Vice President Research & Development
     This action followed WARN notice of a “mass layoff” given to 165 employees of the Company on March 14, 2008.
      On March 31, 2008, the Company provided a WARN notice to the following two executive officers that each of their employment with Genitope is expected to end on May 30, 2008:
John M. Vuko, Vice President of Finance and Chief Financial Officer
Laura Randall Woodhead, Vice President, Legal Affairs
     All of the executive officers identified above resigned as officers of Genitope on March 31, 2008, except John Vuko, who resigned on April 1, 2008. All of these individuals will continue as employees of the Company through the respective dates of termination of their employment under WARN as set forth above or otherwise.
     The Company has established a Performance Incentive Plan (the “Plan”) designed to provide incentives to participants in the Plan to remain employed with the Company on a short-term basis and to achieve targeted business objectives critical to the preservation and maximization of the Company’s value. All executive officers, other than Dan W. Denney, Jr., Genitope’s Chief Executive Officer, are eligible to participate in the Plan. Under the Plan, each executive officer will receive a set of written performance objectives to be achieved by that executive officer during the WARN notice period. These objectives are designed to protect the Company’s assets and maximize its overall value to its creditors and stockholders. Subject to the execution by the executive officer of a release of claims and other specified limitations, if the Board determines that the executive officer has achieved his or her performance objectives during the WARN notice period, the executive officer will receive the following benefits: (A) a lump sum payment equal to three months of the executive officer’s base salary; and (B) either Company-paid COBRA premiums for a three-month period or a cash payment equal to the amount of COBRA premiums for the same period, less applicable deductions.

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The Company estimates that it will incur an aggregate of approximately $560,576 in charges associated with these benefits.
     In March 2008, our Board of Directors approved a reduction in the annual base salary of Dan W. Denney, Jr. from $498,000 to $240,000.

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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Genitope Corporation
Dated: April 2, 2008	By:	/s/ Dan W. Denney, Jr.
Dan W. Denney, Jr.
Chief Executive Officer

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